$156,490,000
                         FFCA SECURED ASSETS CORPORATION
                SECURED FRANCHISE LOAN PASS-THROUGH CERTIFICATES,
                      CLASS A, CLASS B, CLASS C AND CLASS D


                               PURCHASE AGREEMENT
                               ------------------



                                                                   June 27, 1996


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
World Financial Center, North Tower
New York, New York  10281

Ladies and Gentlemen:

                  Section 1. Introduction. FFCA Secured Assets Corporation, a Delaware corporation (the "Depositor"), has duly authorized the sale of $156,490,000 aggregate principal amount of FFCA Secured Assets Corporation Secured Franchise Loan Pass-through Certificates, Class A, Class B, Class C and Class D (the "Purchased Certificates") to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser (the "Initial Purchaser"). The Purchased Certificates, together with the Class IO, Class E, Class F, Class G, Class R-I and Class R-II Certificates (collectively, the "Certificates"), will evidence the entire beneficial interest in a trust (the "Trust Fund") to be formed pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") to be dated as of June 1, 1996, among LaSalle National Bank, as trustee (the "Trustee"), ABN AMRO Bank N.V., as fiscal agent, Franchise Finance Corporation of America, a Delaware corporation ("FFCA"), as master servicer and special servicer (in such capacities, the "Servicer") and the Depositor. The Depositor is a wholly-owned subsidiary of FFCA. The Trust Fund will consist primarily of a segre-gated pool (the "Mortgage Pool") of 296 conventional, fixed rate, monthly pay, first lien commercial loans secured by real estate and other property used in the operation of regionally- or nationally-recognized chain restaurants (the "Mortgage Loans") and a segregated pool (the "Equipment Pool" and, together with the Mortgage Pool, the "Loan Pool") of 70 conventional, fixed rate, monthly pay, first lien commercial loans secured by equipment used in the operation of such restaurants (the "Equipment Loans" and, together with the Mortgage Loans, the "Secured Loans"). As of June 1, 1996 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (after taking into account all payments of principal due on or before such date) of approximately $168,391,307 and the Equipment Loans had an aggregate principal balance (after taking into account all payments of principal due on or before such date) of $9,768,764. Each of the Secured Loans was originated or acquired by FFCA or one of its predecessors or affiliates (collectively, the "Originators"). On the Closing Date (as defined herein), FFCA and FFCA Acquisition Corporation, a Delaware corporation (the "Sellers"), will transfer all of the Secured Loans to the Depositor pursuant to a Loan Sale Agreement, dated June 27, 1996 (the "Loan Sale Agreement"), which will in turn assign the Secured Loans, together with certain representations and warranties of FFCA with respect thereto, to the Trustee.

                  The Purchased Certificates are to be offered and sold by means of a private offering memorandum (including any amendments or supplements thereto, the "Memorandum") prepared by the Depositor and pursuant to a Private Placement Agency Agreement, dated June 13, 1996 (the "Placement Agreement"), among the Depositor, FFCA and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as placement agent (in such capacity, the "Placement Agent") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                  Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Placement Agreement. All references to the Offered Certificates in the Placement Agreement (other than in Section 1(e) thereof) shall be deemed to be references to the Purchased Certificates as defined herein.

                  The Depositor and FFCA hereby agree with the Initial Purchaser as follows:

                  Section 2. Purchase of Purchased Certificates. Subject to the terms and conditions and in reliance upon the representations and warranties and agreements set forth herein, the Depositor agrees to sell Purchased Certificates of Class A, Class B, Class C and Class D in the respective principal amounts set forth on Schedule A hereto to the Initial Purchaser as hereinafter provided, and the Initial Purchaser agrees to purchase Purchased Certificates of Class A, Class B, Class C and Class D in the respective principal amounts set forth on Schedule A on the Initial Closing Date at a purchase price equal to, in the case of Class A Certificates, 100%, in the case of Class B Certificates, 99 63/64%, in the case of Class C Certificates, 99 31/32%, and in the case of Class D Certificates, 99 63/64%, of their respective principal amounts plus accrued interest thereon, if any, from June 27, 1996 to the Closing Date. At the time of the delivery of the Purchased Certificates to the Initial Purchaser, the Initial Purchaser shall make such payment to the Depositor of such purchase prices by wire transfer in immediately available funds to such account or accounts as the Depositor shall designate.

                  Section 3. Delivery. Delivery of the Class A Certificates shall be made in the form of one or more global certificates delivered to The Depository Trust Company or a custodian therefor, except that any Class A Certificate to be purchased by an Institutional Accredited Investor that is not a Qualified Institutional Buyer shall be delivered in fully registered, certificated form at the offices of Thacher Proffitt & Wood, Two World Trade Center, New York, New York at 10:00 a.m. New York City time, on the date hereof, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Depositor (the "Closing Date"). The Purchased Certificates other than the Class A Certificates shall be delivered in fully registered, certificated form at the offices and at the time specified above on the Closing Date. Subject to the foregoing, the Pu-rchased Certificates will be registered in such names and such denominations (subject to the minimum denominations set forth in the Memorandum) as the Initial Purchaser shall specify in writing to the Depositor and the Trustee no later than two business days prior to the Closing Date.

                  Section 4. Confirmation of Representations, Warranties and Other Agreements Contained in Placement Agreement. (a) The Depositor and FFCA represent and warrant to the Initial Purchaser, as of the Closing Date, to the effect set forth in Section 3 of the Placement Agreement. In addition, the Depositor and FFCA hereby confirm and ratify as of the Closing Date each of their respective covenants and agreements contained in the Placement Agreement (other than, with respect to the Purchased Certificates only, the agreements contained in Section 1(e) thereof), including, without limitation, their agreements with respect to the payment of costs and expenses contained in
Section 6 thereof and with respect to indemnification and contribution contained in Section 8 thereof.

                  (b) The Initial Purchaser represents and warrants to the Depositor and FFCA, as of the Closing Date, to the effect set forth in Section 1(d) of the Placement Agreement. In addition, the Initial Purchaser hereby confirms and ratifies as of the Closing Date each of its covenants and agreements contained in the Placement Agreement (other than, with respect to the Purchased Certificates only, the agreements contained in Section 1(e) thereof), including, without limitation, its agreement with respect to indemnification and contribution contained in Section 8 thereof.

                  Section 5. Sale of Purchased Certificates to the Initial Purchaser. The sale of Purchased Certificates to the Initial Purchaser will be made without registration of such Purchased Certificates under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act. The Initial Purchaser hereby represents to the Depositor and FFCA that it is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act.

                  Section 6. Certain Agreements of the Depositor and FFCA. The Depositor and FFCA covenant and agree with the Initial Purchaser as follows:

                           (a) If, at any time prior to the earlier of (a) 180th day following the Closing Date or (b) the resale of all of the Purchased Certificates by the Initial Purchaser, any event involving the Depositor, the Servicer, the Sellers or the Secured Loans shall occur as a result of which the Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Depositor and FFCA promptly will notify the Initial Purchaser and prepare and furnish to the Initial Purchaser an amendment or supplement to the Memorandum that will correct such statement or omission.

                           (b) During the period referred to in Section 6(a), the Depositor will furnish to the Initial Purchaser without charge copies of the Memorandum (including all exhibits and documents incorporated by reference therein), the Loan Documents and the Pooling Agreement, and all amendments or supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchaser may reasonably request.

                  Section 7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase the Purchased Certificates on the Closing Date will be subject to the accuracy of the representations and warranties of the Depositor herein and in the Placement Agreement, to the performance by the Depositor and FFCA of their respective obligations hereunder and under the Placement Agreement, including, without limitation, the delivery of each of the items required to be delivered pursuant to Section 5(a) and 5(b) of the Placement Agreement, and to the following additional conditions precedent:

                           (a) The Purchased Certificates shall have been duly authorized, executed, authenticated, delivered and issued, and each of the Loan Sale Agreement and the Pooling Agreement shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect and the Secured Loans shall have been delivered to the Trustee pursuant to the Pooling Agreement.

                           (b) The Initial Purchaser shall receive certificates, dated the Closing Date, of the President or any Vice President of the Depositor and of the President or any Vice President of FFCA to the effect that such officer has carefully examined this Agreement, the Placement Agreement and the Memorandum and that, to the best of such officer's knowledge (i) the representations and warranties of the Depositor and FFCA set forth herein and in the Placement Agreement are true and correct in all material respects as of the Closing Date, (ii) the Depositor and FFCA have complied with all material agreements and satisfied all material conditions on their parts to be performed or satisfied hereunder or under the Placement Agreement at or prior to the Closing Date and (iii) nothing has come to the attention of such officer that would lead such officer to believe that the Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) The Initial Purchaser shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Initial Purchaser, with respect to the validity of the Pooling Agreement and the Purchased Certificates, and other related matters as the Initial Purchaser may reasonably request.

                  (d) On or prior to the Closing Date the Depositor shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

         If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates referred to above or in Section 5 of the Placement Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser's obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Purchased Certificates. Notice of such cancellation shall be given to the Depositor and FFCA.

                  Section 8. Severability Clause. Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 9. Notices. All communications hereunder shall be in writing and if sent to (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, shall be mailed, delivered by hand or overnight courier or transmitted by facsimile and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10285,
Attention: John Gluszak, Facsimile No. (212) 449-2629, (b) the Depositor, shall be mailed, delivered by hand or overnight courier or transmitted by facsimile and confirmed to the FFCA Secured Assets Corporation at 17207 North Perimeter Drive, Scottsdale, Arizona 85255, Facsimile No. (602) 585-2225, Attention:
Morton H. Fleischer (with a copy to Dennis L. Ruben), or (c) FFCA, shall be mailed, delivered by hand or overnight courier or transmitted by facsimile and confirmed to Franchise Finance Corporation of America at 17207 North Perimeter Drive, Scottsdale, Arizona 85255, Facsimile No. (602) 585-2225, Attention:
Morton H. Fleischer (with a copy to Dennis L. Ruben).

                  Section 10. Representations and Indemnities to Survive. No investigation made by or on behalf of the Initial Purchaser, the Depositor or any of the officers, managers, directors, partners or any of the officers, managers, directors or controlling persons referred to in Section 8 of the Placement Agreement shall affect the enforceability or validity of the respective agreements, representations, warranties, indemnities and other statements of the Depositor and its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement and the Placement Agreement, and such agreements, representations, warranties and indemnities and other statements will survive delivery of and payment for the Purchased Certificates.

                  Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, managers, directors, partners and controlling persons referred to in Section 8 of the Placement Agreement and their respective successors and assigns, and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 12.       Integration; Amendment.

                  This Agreement, together with the Placement Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, with respect to the offering of the Purchased Certificates (other than the Placement Agreement) are superseded by this Agreement. It is understood and agreed that nothing set forth herein shall change, waive, discharge or terminate the obligations of the Initial Purchaser, the Depositor or FFCA set forth in the Placement Agreement and the letter agreement referred to in Section 6(a) thereof (including, without limitation, the agreements set forth in Section 1(e) of the Placement Agreement) as they relate to the Class R-I and Class R-II Certificates. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the parties hereto.


Section 13.       GOVERNING LAW.

                  THIS   AGREEMENT   SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
ACCORDANCE  WITH  THE  LAWS OF THE  STATE  OF NEW

YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES OR RULES.

Section 14.       Counterparts.

                  This Agreement may be executed in one or more counterparts each of which shall be deemed an original.

Section 15.       Headings.

                  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  If the foregoing terms correctly set forth our agreement, please confirm this letter by signing and returning to us the duplicate copy of this letter.

                          Very truly yours,

                          FRANCHISE FINANCE CORPORATION
                            OF AMERICA



                          By: /s/ Dennis L. Ruben
                              --------------------------------------------------
                                   Name:
                                   Title:

                          FFCA SECURED ASSETS
                            CORPORATION



                          By: /s/ Dennis L. Ruben
                              --------------------------------------------------
                                  Name:
                                  Title:


Confirmed and accepted as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED


By:  /s/ Bruce L. Ackerman
     ----------------------
     Name:
     Title:

                                                                      Schedule A



                                         Class Principal
Purchased Certificates                   Balance
- ----------------------                   ---------------

Class A                                  $117,144,000
Class B                                    17,885,000
Class C                                    11,625,000
Class D                                     9,836,000
                                       11